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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the inclusion in this registration statement on Form S-1 of our reports dated January 30, 1998, except for notes 4 and 8, as to which the date is May 8, 1998, on our audits of the consolidated financial statements and financial statement schedule of MicroStrategy Incorporated. We also consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data".


                                                Coopers & Lybrand L.L.P.


McLean, Virginia
June 4, 1998